                               FIRST AMENDMENT TO
                                CREDIT AGREEMENT


     THIS FIRST AMENDMENT TO CREDIT AGREEMENT ("FIRST AMENDMENT") dated as of October 9, 1998, by and among ECO SOIL SYSTEMS, INC., a Nebraska corporation, ASPEN CONSULTING COMPANIES, INC., a Colorado corporation, TURF SPECIALTY, INC., a Delaware corporation, TURF ACQUISITION SUB., INC., a Delaware corporation, ECO TURF PRODUCTS, INC., a Delaware corporation, AGRICULTURAL SUPPLY, INC., a Delaware corporation, MITIGATION SERVICES, INC., a Delaware corporation, BENHAM CHEMICAL CORPORATION, a Michigan corporation, and YUMA ACQUISITION SUB., INC., a Delaware corporation (collectively, the "BORROWERS"), THE PROVIDENT BANK, an Ohio banking corporation, as agent ("AGENT"), and the various lenders (collectively, the "LENDERS") set forth in the Credit Agreement (as defined below).


                                PRELIMINARY STATEMENT
                                ---------------------

     WHEREAS, Borrowers, Agent and the Lenders have entered into a Credit Agreement dated as of August 25, 1998 (the "CREDIT AGREEMENT"); and

     WHEREAS, Borrowers, Agent and Lenders now wish to amend the Credit Agreement in accordance with the terms and provisions hereof.

     NOW, THEREFORE, the parties hereto agree to amend the Credit Agreement upon such terms and conditions as follows:

     1.   DEFINITIONS.  Effective as of the date of this First Amendment,
Section 1.2 of the Credit Agreement shall be amended as follows:

          (a) NEW DEFINITIONS. The following defined terms shall be added to Section 1.2:

               "ARCHITECTS" means the architects and/or engineers licensed to practice in the State of California chosen by Holdings to prepare the Plans and to supervise the completion of the Improvements; which Architects shall be reasonably acceptable to Agent.

               "ASSIGNMENT OF CONTRACT" shall mean an Assignment of Contract between Holdings and Agent, in form and substance reasonably acceptable to Agent, providing in part for an assignment to Agent of Holdings' rights and interest under that certain Letter of Intent dated September 8, 1998, between Mr. Brian Sipe

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          ("Sipe") and Holdings and any and all contracts or other agreements between such parties and relating to the San Diego Property and all Improvements thereon.

               "ASSIGNMENT OF LIFE INSURANCE" means a Collateral Assignment of Life Insurance in form and substance satisfactory to the Agent covering the key man life insurance to be maintained by Holdings in accordance with Section 6.3 hereof.

               "CONTRACTOR'S COST CERTIFICATION" means a statement of the Costs incurred or to be incurred by trade and category of work prepared by the General Contractor and submitted to the Agent as part of each Requisition.

               "COSTS" means the aggregate costs of all labor, materials, equipment, fixtures and furnishings consistent with the detail and scope as provided in the Project Summary and reasonably acceptable to the Agent, necessary for completion of the Improvements.

               "ENVIRONMENTAL INDEMNITY AGREEMENT" means that Environmental Indemnity Agreement in form and substance reasonably acceptable to Agent, and executed by Borrowers in favor of Agent, on behalf of the Lenders, relating to the Premises covered by the Mortgages.

               "GENERAL CONTRACTOR" means any general contractor chosen by Holdings and reasonably acceptable to Agent to supervise and manage completion of the Improvements.

               "IMPROVEMENTS" means the proposed improvements of the San Diego Property as set forth in the Project Summary.

               "INITIAL TERM CONSTRUCTION LOAN ADVANCE" means the initial advance for the Improvements to be made under the Term Construction Loan.

               "PLANS" means all final drawings, plans and specifications prepared by or on behalf of Holdings or the General Contractor which describe and show the labor, materials, equipment, fixtures and furnishings necessary for the Improvements, including any amendments or modifications thereto.

               "PROJECT SUMMARY" means the summary of the description of the Improvements, detailing the work, costs and timing, delivered to Agent by Holdings and dated October __, 1998.

               "PURCHASE PRICE ADVANCE" means the funding of the purchase price under the San Diego Property Acquisition Agreement in the amount of

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                                      -3-



          ______________________________ and    /100 Dollars ($__________), plus
          fees and expenses associated therewith.

               "REQUISITION" means a statement by Holdings in a form reasonably acceptable to Agent requesting an advance of funds under the Term Construction Loan, together with (i) the Contractor's Cost Certification in a form reasonably acceptable to Agent, and (ii) payment receipts from all contractors, subcontractors or suppliers showing payment in full for all Costs (less any applicable Retained Amounts) which were the subject of previous Requisitions.

               "RETAINED AMOUNTS" means the amounts actually retained by Holdings from its payments to the General Contractor and any subcontractors.

               "SAN DIEGO MORTGAGE" means that certain Mortgage covering the San Diego Property.

               "SALE CLOSING DATE" means the date upon which Holdings closes on the sale of the San Diego Property.

               "TERM CONSTRUCTION LOAN" means a term loan in the principal amount of Three Million Five Hundred Thousand and 00/100 Dollars ($3,500,000.00).

               "TERM CONSTRUCTION LOAN NOTES" means, collectively, with respect to the Term Construction Loan, the promissory notes of Borrowers, in the face amount of each Lender's Participation Percentage of the Term Construction Loan in or substantially in the form of Exhibit H-1 hereto. "TERM CONSTRUCTION LOAN NOTE" shall mean any one of the Term Construction Loan Notes.

               "TITLE INSURANCE COMPANY" means Stewart Title Company or any other title insurance company designated by the Borrowers and reasonably acceptable to the Agent.

          (b)  AMENDED DEFINITIONS.  The following defined terms contained in
Section 1.2 of the Credit Agreement shall be amended in their entirety to read as follows:

               "CREDIT COMMITMENT" means, in relation to any particular Lender, the sum of (i) the maximum amount with respect to the Revolving Credit Loan to be loaned by such Lender to Borrowers as set forth on Schedule 1 hereof, and (ii) the maximum amount with respect to the Term Construction Loan to be loaned by such Lender to Borrowers as set forth on Schedule 1 hereof.

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                                      -4-



               "DRAW DATE" means, in relation to any Revolving Credit Loan or the Term Construction Loan, the day on which such Loan is made or to be made to Borrowers pursuant to this Agreement.

               "LOANS" mean, collectively, the Revolving Credit Loans and all advances under the Term Construction Loan, each singly a Loan made or to be made to Borrowers by the Lenders pursuant to this Agreement.

               "MORTGAGES" means the real estate mortgages or deeds of trust granted from time to time by a Borrower to Agent to secure the Loans, in form and substance reasonably acceptable to Agent.

               "NOTES" mean, collectively, the Revolving Credit Notes and Term Construction Loan Notes, each of which are to be dated, executed and delivered to Lenders by Borrowers on the Closing Date or First Amendment Closing Date, as the case may be. "NOTE" shall mean any one of the Notes, unless specifically identified.

               "REVOLVING CREDIT LOAN" means all Loans (other than Loans made pursuant to the Term Construction Loan) outstanding from time to time made pursuant to Section 2.2 hereof and any amounts added to the principal balance of the Revolving Credit Loan pursuant to this Agreement.

               "SECURITY DOCUMENTS" means, collectively, this Agreement, the Mortgages, the Blocked Account Agreements, the Assignment of Patents, the Assignment of Trademarks, the Assignment of Contract, the Assignment of Life Insurance, the Environmental Indemnity Agreement, the Pledge Agreement, and each other agreement, assignment or instrument creating or purporting to create a lien in favor of Agent for the ratable benefit of the Lenders.

               "TERMINATION DATE" means (i) with respect to the Revolving Credit Loans, the earlier of (a) the third (3rd) anniversary of the Closing Date, (b) the date upon which the entire principal of the Notes shall become due pursuant to the provisions hereof (whether as a result of acceleration by Agent or the Requisite Lenders or otherwise), or
          (c) the date upon which the Credit Commitments terminate pursuant to
          Section 9.2 hereof; and (ii) with respect to the Term Construction Loan, the earlier of (a) March 9, 1999, (b) the date upon which the entire principal of the Notes shall become due pursuant to the provisions hereof (whether as a result of acceleration by Agent or the Requisite Lenders or otherwise), (c) the date upon which the Credit Commitments terminate pursuant to Section 9.2 hereof, and (d) the Sale Closing Date.

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                                      -5-


     2.   THE LOANS.

          (a) COMMITMENTS. Section 2.1 of the Credit Agreement is hereby amended in its entirety to read as follows:

               "Section 2.1   COMMITMENTS.  Each Lender, severally and not
     jointly, agrees, upon the terms and subject to the conditions contained in this Agreement, to make the Revolving Credit Loans and advances under the Term Construction Loan to Borrowers from time to time prior to the Termination Date in a principal amount equal to such Lender's Participation Percentage of the aggregate principal amount of such Loan."

          (b) MAKING THE LOANS. Section 2.2 of the Credit Agreement is hereby amended to add a second paragraph to read as follows:

               "Each Lender will, subject to all of the applicable terms and conditions of this Agreement, make an amount equal to its Participation Percentage in each advance under the Term Construction Loan available to Borrowers in accordance with Section 2.15 hereof. The Term Construction Loan shall be available to the Borrowers subject to limitations herein, until the Termination Date. Each borrowing under the Term Construction Loan shall be made in accordance with the provisions of Section 2.15 and Article 4 hereof."

          (c) THE NOTES. Section 2.4 of the Credit Agreement is hereby amended to delete the defined term "REVOLVING CREDIT NOTE" contained therein and replace the same with the defined term "NOTE".

          (d) INTEREST RATE. Section 2.5(a) of the Credit Agreement is hereby amended as follows: (i) first, to delete the defined term "LOANS" contained in the first sentence thereof and to replace the same with the defined term "REVOLVING CREDIT LOANS," and (ii) to add a new paragraph to read as follows:

               "Except as otherwise provided herein, the Term Construction Loan shall bear interest on the daily outstanding principal balance thereunder at an annual rate equal to the Prime Rate plus two percent (2%)."

          (e) CONVERSIONS. Section 2.5(c) of the Credit Agreement is hereby amended as follows: to delete the defined term "LOANS" contained in the first sentence thereof and to replace the same with the defined term "REVOLVING CREDIT LOANS."

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                                      -6-


          (f) MONTHLY INSTALLMENTS. Section 2.5(g) of the Credit Agreement is hereby amended to add a new subparagraph (iii) to read as follows:

               "(iii)    for the account of Lenders in accordance with
     their respective Pro Rata Shares, monthly in arrears on the first Business Day of each month commencing November 1, 1998, interest on the outstanding principal amount of the Term Construction Loan at an annual rate equal to the Prime Rate plus two percent (2%)."

          (g) REPAYMENTS. Section 2.6(a) of the Credit Agreement is hereby amended as follows: to delete the terms "REVOLVING CREDIT LOANS" contained therein and to replace the same with the defined term "LOANS."

          (h) PREPAYMENTS FROM EXTRAORDINARY DISPOSITION. Section 2.6(c) of the Credit Agreement is hereby amended to delete subparagraph (c) which reads as follows:

               "(c) any sale of the San Diego Property (or the rights of Holdings in the San Diego Property Acquisition Agreement) which is promptly followed with a leaseback of the San Diego Property, if permitted by Section 8.12 herein."

          (i) MATURITY. Section 2.6(f) of the Credit Agreement is hereby amended in its entirety to read as follows:

               "(f) MATURITY. Subject to the terms and conditions of this Agreement, Borrowers will be entitled to reborrow all or any part of the principal of the Revolving Credit Notes repaid or prepaid prior to the Termination Date. The Credit Commitments of Lenders with respect to the Revolving Credit Loans shall terminate and all of the indebtedness evidenced by the Revolving Credit Notes shall, if not sooner paid, be in any event absolutely and unconditionally due and payable in full by Borrowers on August 25, 2001, the date of the final maturity of such Notes. The Credit Commitments of Lenders with respect to the Term Construction Loan shall terminate and all of the indebtedness evidenced by the Term Loan Construction Notes shall, if not sooner paid, be in any event absolutely and unconditionally due and payable in full by Borrowers on the earlier of either the Sale Closing Date or March 9, 1999, the date of the final maturity of such Notes."

          (j) APPLICATION OF PROCEEDS. Section 2.6(g) of the Credit Agreement is hereby amended in its entirety to read as follows:

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                                      -7-


               "(g) APPLICATION OF PROCEEDS. With respect to mandatory prepayments described in Sections 2.6(c), 2.6(d) or 2.6(e), all such prepayments shall be applied in repayment of the Term Construction Loan; and after the Term Construction Loan has been paid in full, then all such prepayments shall be applied in repayment of permanent reduction of the Revolving Credit Loans. Notwithstanding the foregoing, any Net Proceeds from an Extraordinary Disposition involving the San Diego Property in excess of the Term Construction Loan at the time of such Extraordinary Disposition shall be retained by Borrowers without application to the Revolving Credit Loans pursuant to Section 2.6(c)."

          (k) APPLICATION OF PREPAYMENTS. Section 2.6(i) of the Credit Agreement is hereby amended to delete the second sentence thereof and replace the same with the following language:

               "Any amounts received in connection with a payment, repayment or prepayment on the Revolving Credit Loans shall be applied to the extent possible, first, to Adjusted Prime Rate Loans and, then, to Libor Rate Loans."

          (l) APPLICATION OF FUNDS. Section 2.7(b)(i) of the Credit Agreement is hereby amended to delete the defined term "REVOLVING LOAN NOTES" contained therein and to replace the same with the defined term "NOTES".

          (m) USE OF PROCEEDS. Section 2.9(a) of the Credit Agreement shall be amended in its entirety to read as follows:

               "(a) PERMITTED USES OF LOAN PROCEEDS. Each Borrower represents, warrants and covenants to Agent and each Lender that all proceeds of the Revolving Credit Loans shall be used by Borrowers solely for the purpose of acquisitions, Capital Expenditures, construction of proprietary systems, repayment of existing debt (including, without limitation, the Term Construction Loan), stock repurchases not prohibited in Section 8.3(c), financing working capital, any purpose for which the Term Construction Loan may be utilized and for general corporate purposes, and to pay fees and expenses reasonably associated with any of the foregoing. Further, each Borrower represents, warrants and covenants to Agent and each Lender that all proceeds of the Term Construction Loan shall be used by Borrowers solely for the purpose of providing capital for the purchase of the San Diego Property, the Improvements, and other fees and expenses reasonably associated therewith."

          (n) LETTERS OF CREDITS. Sections 2.14(a), 2.14(c), 2.14(e) and 2.14(f) of the Credit Agreement are hereby amended to delete the defined terms "LOAN" and "LOANS" contained

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                                      -8-


therein and replace the same with "REVOLVING CREDIT LOAN" or "REVOLVING CREDIT LOANS", as the case may be.

          (o) TERM CONSTRUCTION LOAN ADVANCES. Article 2 of the Credit Agreement is hereby amended to add a new Section 2.15 to read as follows:

               "2.15     TERM CONSTRUCTION LOAN ADVANCES.

                    (a) TERM CONSTRUCTION LOAN ADVANCES. Subject to satisfaction of the conditions of this Agreement and the First Amendment, on the First Amendment Closing Date, Lenders shall make the Purchase Price Advance under the Term Construction Loan. The Initial Term Construction Loan Advance for the Improvements will be made upon and subject to the satisfaction of all of the conditions set forth in Section 4.3 hereof. All subsequent advances for the payment of Improvements under the Term Construction Loan shall be made monthly thereafter upon and subject to the satisfaction of the applicable conditions set forth in Sections 4.4 and 4.5 hereof. Each advance of the Term Construction Loan shall be in an amount which shall be equal to the aggregate of the Costs incurred by Holdings through the end of the period covered by the Requisition for each such advance, LESS (1) the aggregate Retained Amounts through the end of such period (which Retained Amounts shall be decreased from time to time if and to the extent the same are paid to the General Contractor or any subcontractors), and (2) the total of the Term Construction Loan advances theretofore made by the Lenders; AND, at the election of the Agent, LESS any combination of the following further amounts:

                         (i) any costs covered by the Requisition not approved, certified or verified as provided in Section 2.15(b) below, and/or any Costs covered by a previous Requisition for which payment receipts have not been received by the Agent; and/or

                         (ii) any real estate taxes, mechanics' liens, security interests, claims or other charges against the San Diego Property or the Improvements and any interests, fees or other costs which Holdings may have failed to pay in accordance with this Agreement, the Notes or any other Loan Document.

                         The excess, if any, of the Costs incurred to the
               end of the period covered by the latest Requisition (net of Retained

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                                      -9-

               Amounts not then required to be advanced) over the aggregate Term Construction Loan advances by the Lenders for the Costs incurred to the end of that period shall be payable by the Borrowers out of their own funds (and not out of the proceeds of the Term Construction Loan).

                    (b) VERIFICATION OF COSTS. All Costs are to be certified by the General Contractor. Verification of the monthly progress of the Improvements and Costs which have been incurred by Holdings from time to time, and the estimated total Costs to be incurred, may be made from time to time by the Agent, in its reasonable discretion.

                    (c) ADVANCES. Requisitions shall be received by the Agent at least ten (10) Business Days prior to the date of the requested advance. Simultaneously with each Requisition, Borrowers shall deliver to the Agent: (i) copies of the Requisitions of the General Contractor and/or the subcontractor(s), as the case may be, which are the basis for such Requisition, together with all materials required to be delivered by the General Contractor and/or any subcontractor(s), as the case may be, pursuant to its or their respective contracts or subcontracts in support of the amounts in question; and
          (ii) copies of lien waivers from the General Contractor and all subcontractors, with respect to all amounts previously paid to any such Person; PROVIDED, HOWEVER, except that with respect to subcontracts for amounts not exceeding Five Thousand and 00/100 Dollars ($5,000.00), a certificate of the General Contractor that such lien waivers have been received from the subcontractors may be delivered in lieu of such copies. Advances made to the Borrowers shall be applied solely to pay the Costs set forth in the pertinent Requisition. Agent and Lenders hereby reserve the right to disburse all Construction Term Loan proceeds through the Title Insurance Company.

                    Each Requisition submitted by Borrowers to Agent shall constitute a representation that the work and materials for which payment is being requested have physically been incorporated in the Premises, free of any security interest, Lien or encumbrance, other than the Liens in favor of the Agent created as security for the Loans and Permitted Liens.

                    (d) DEFICIENCY DEPOSIT. If at any time and from time to time, the Agent shall determine that the Term Construction Loan, or the undisbursed balance thereof, is insufficient to cover the remaining costs of completion of the Improvements, then to further secure the future payment

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                                     -10-


          of such costs the Agent may require the Borrowers to furnish a deficiency deposit, which shall consist of a deposit into a cash collateral account, maintained by Holdings at Agent's offices, in an amount satisfactory to Agent, and which Agent may from time to time apply, or allow the Borrowers to apply, to the satisfaction and payment of such remaining costs. Portions of any deficiency deposit shall be released to the Borrowers when and to the extent that the Agent determines that the value or amount thereof is more than the excess, if any, of the total remaining costs of completing the Improvements over the undisbursed balance of the Term Construction Loan.

                    (e) DIRECT ADVANCES TO CONTRACTORS, MATERIALMEN, ETC. At its option, the Lenders may, after the occurrence of a Default or Event of Default, or if Agent deems it necessary to aid in the progress of construction, make all advances for work performed, materials furnished or services rendered directly to the General Contractor and/or any subcontractors, or to such other Persons, including the Lenders, who shall be entitled to payment for any item of Costs. The execution of this Agreement by Borrowers constitutes an irrevocable direction and authorization to the Agent and the Lenders to so advance the funds. No further direction or authorization from Borrowers shall be necessary or required for such direct advances and all such advances shall satisfy the obligations of the Agent and the Lenders hereunder, and shall be secured by the Mortgage as fully as if made to Borrowers, regardless of the disposition thereof by the General Contractor, any subcontractor, or such other Persons who shall be entitled to payment. Neither Agent nor Lenders shall, in any event, be responsible or liable for disbursement of or failure to disburse the Term Construction Loan proceeds or any part thereof, and no contractor, subcontractor, supplier or laborer shall have any right or claim against Agent or Lenders under this Agreement or by virtue of Agent's administration hereof."

     3.   CONDITIONS PRECEDENT TO DISBURSEMENTS.

          (a)  Article 4 of the Credit Agreement shall be amended to add a new
Section 4.3 to read as follows:

               "4.3 CONDITIONS PRECEDENT TO INITIAL TERM CONSTRUCTION LOAN ADVANCE. The obligation of Lenders to make the Initial Term
     Construction Loan Advance under this Agreement is subject to the satisfaction of the following

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                                     -11-


     conditions precedent (in form, substance and action as is satisfactory to Agent, in its sole discretion):

                    (a) The Agent shall have received from Borrowers all of the following items:

                         (i) copies of the current Plans which shall be consistent in all material respects, in terms of the scope and quality of the Improvements, with the Project Summary and otherwise reasonably satisfactory to Agent;

                         (ii)  a certified copy of the construction
               contract;

                         (iii) copies of all existing inspection and test
               records and reports made by or for the San Diego Property;

                         (iv)  a Requisition for the Initial Term
               Construction Loan Advance, along with an AIA form G702 Application and Certificate for payment and a Contractor's Cost Certification and a copy of all change orders which are in effect as of the date of the Initial Term Construction Loan Advance.

                    (b) The Agent shall have received satisfactory evidence from Borrowers to the effect that (i) the Plans for construction work completed that requires approval of Governmental Authorities have been approved by all Governmental Authorities having jurisdiction; (ii) the Improvements as shown by the Plans will comply with applicable laws, zoning ordinances and regulations; and (iii) all permits needed as of the date of the subject Requisition for the construction of the Improvements for their intended purposes have been obtained by Holdings;

                    (c) The Agent and Lenders shall be satisfied that the aggregate amount of the Term Construction Loan is sufficient to pay in full the cost of the Improvements;

                    (d) The Agent shall have received an endorsement to the Title Insurance Policy to the date of such advance (which shall have the effect of increasing the coverage of such policy by the amount of the advance then being made), in the form accepted by the Agent or the Agent's counsel, including, but not limited to, the pending disbursement clause and setting forth no additional exceptions except those accepted in

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                                     -12-


          writing by the Agent or the Agent's counsel ("TITLE UPDATE ENDORSEMENT"). Without limiting the generality of the foregoing, the Agent shall have received evidence satisfactory to the Agent and the Title Insurance Company that there are no mechanic's liens or other Liens prior to the Lien of the San Diego Mortgage (except Liens to be discharged or bonded with the proceeds of the advance in question).

                    (e) The Agent shall have received builder's completed value risk insurance against all risks of physical loss, including collapse and transit coverage, covering the total value of work performed and equipment, supplies and material furnished to the San Diego Property for the construction of the Improvements issued by companies satisfactory to Agent in an aggregate amount sufficient at all times to protect Agent from any loss which might be suffered by reason of the risks insured against, containing a standard form mortgagee's clause with loss payable to Agent as its interest may appear; and

                    (f) The Agent shall have received evidence satisfactory to Agent that no work of any kind in connection with the construction of the Improvements has been done upon the San Diego Property or materials placed on the San Diego Property prior to the recording of the San Diego Mortgage."

          (b)  Article 4 of the Credit Agreement shall be amended to add a new
Section 4.4 and a new Section 4.5 to read as follows:

               "Section 4.4    CONDITIONS PRECEDENT TO ALL SUBSEQUENT TERM
     CONSTRUCTION LOAN ADVANCES. The Lenders' obligations to make each and every Term Construction Loan advance after the Initial Term
     Construction Loan Advance shall be subject to the satisfaction of the following conditions:

                    (a) All conditions of Sections 4.2 and 4.3 (other than 4.3(f)) shall remain satisfied, performed and unimpaired as of the date of such subsequent advances;

                    (b) The Agent shall have received, as of the date of the advance, such other documentation and information (including but not limited to progress schedules, affidavits, lien waivers and payment receipts from the General Contractor, any major subcontractors and others who have performed work or provided materials for the Improvements) as the Agent may reasonably require, including copies of any document or instruments described in Section 4.3 which shall have been obtained by

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                                     -13-


          the Borrowers subsequent to the date of the Initial Term Construction Loan Advance and amendments, modifications of updates of any item described in Section 4.3;

                    (c) The Agent shall have received a Requisition for the advance, a Contractor's Cost Certification and a copy of all change orders which are in effect as of the date of such Requisition;

                    (d) The Agent shall have received a Title Update Endorsement in form and substance acceptable to the Agent."

               "Section 4.5    CONDITIONS PRECEDENT TO LAST TERM
     CONSTRUCTION LOAN ADVANCE. In the case of the last Term Construction Loan advance, the Agent also shall have received:

                    (a) Evidence of: (i) approval by all governmental authorities of the completion of the Improvements in their entirety; and (ii) the issuance of a permanent certificate or certificates of occupancy covering the San Diego Property;

                    (b) A certification by the Architects, that all design, site, construction, and finishing work necessary for the completion of the Improvements have been finished and made available for use in accordance with the Plans."

     4    FINANCIAL STATEMENTS.  Section 5.5 of the Credit Agreement is hereby amended to insert the date of "July 31, 1998" in the blank contained in the first sentence thereof.

     5    ACKNOWLEDGMENT OF ASSIGNMENT OF CONTRACT.  Article 6 of the Credit
Agreement shall be amended to add a new Section 6.19 to read as follows:

          "Section 6.19 ACKNOWLEDGMENT OF ASSIGNMENT OF CONTRACT. Holdings covenants and agrees that the contract that it is to enter into with Sipe in accordance with the letter of intent between the parties and relating to the San Diego Property or any other sale contract relating to the San Diego Property (either one being referred to herein as the "Sales Contract") shall contain a provision whereby Sipe or such other proposed purchaser acknowledges the assignment to Agent by Holdings of its interest in the Sales Contract and agrees to attorn to Agent, or its successors or assigns, upon the occurrence of an Event of Default."

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                                     -14-


     6    INTEREST COVERAGE RATIO.  Section 7.2 of the Credit Agreement is
hereby amended to substitute the word "less" for the word "greater" that appears on the second line of this section.

     7    LIMITATION ON DISPOSITION OF ASSETS.  Section 8.5(a)(B) of the Credit
Agreement is hereby amended in its entirety to read as follows:

          "(B) the sale of the San Diego Property (or the rights under the San Diego Property Acquisition Agreement); provided, however, that the net sales proceeds are sufficient to pay in full the outstanding principal balance of the Term Construction Loan and all accrued interest thereon, and such net sales proceeds, or any required portion thereof, is applied by Borrowers to pay in full the Term Construction Loan."

     8     LIMITATION ON SALES AND LEASEBACKS.  Section 8.12 of the Credit
Agreement shall be amended in its entirety to read as follows:

          "Section 8.12 LIMITATION ON SALES AND LEASEBACKS. No Borrower shall at any time, directly or indirectly, sell and thereafter lease back any of its respective assets or Property, except the sale and leaseback of the San Diego Property; provided, however, that the following conditions are satisfied to Agent's reasonable satisfaction:
     (a) the net sales proceeds from such sale is an amount equal to or greater than the outstanding principal balance and all accrued interest thereon of the Term Construction Loan at the time of the sale/leaseback; (b) the lease has a minimum term of at least two (2) years after the Termination Date of the Revolving Credit Loans and all of the other terms and conditions of the lease are in compliance with the industry standard for the San Diego region; and (c) Holdings executes a Leasehold Mortgage on its leasehold estate in the San Diego Property and the fee simple owner of the San Diego Property consents to such lien, agrees to give Agent notice of all defaults under the lease and an opportunity to cure and agrees to attorn to Agent or its successors and assigns."

     9    REAFFIRMATION OF WARRANTIES AND REPRESENTATIONS.  Borrowers hereby agree and covenant that, as of the date of this First Amendment and after giving effect to the provisions hereof, all representations and warranties in the Credit Agreement including, without limitation, all of those warranties and representations set forth in Article 5, are true and accurate in all material respects (unless specifically stated to relate only to an earlier date, in which case such representation or warranty shall be true and accurate in all material respects as of such earlier date). Borrowers further represent and warrant to Agent and Lender that, as of the date of this First Amendment and after giving effect to the provisions hereof:

          (a) other than the filings and recordings to perfect the security interest in the San Diego Property, no approval, consent, order, authorization or license by, or giving notice to, or taking any other action with respect to, any Person or any governmental or regulatory authority or agency is required under any applicable law or any agreement, instrument or other documents to which any Borrower is a party including, without limitation, the holders of the notes issued pursuant to the Subordinated Debt Offering; and

          (b) the execution, delivery and performance by Borrowers of each of this First Amendment and the related documents thereto, and the making by Borrowers of the borrowings contemplated by this First Amendment, do not and will not conflict with, or result in a breach of the terms of, or constitute a default under, any agreement, instrument or other material document or agreement to which any Borrower is a party or by which any Borrower or its Property is bound or affected, excluding Liens in favor of Lenders.

     10   REAFFIRMATION OF COVENANTS.  Borrowers reaffirm all covenants in the Credit Agreement, including all of those covenants set forth in Articles 6, 7 and 8, as if fully set forth herein.

     11   WAIVER OF EVENT OF DEFAULT.  To the extent that Borrowers are not currently in compliance with the financial covenant set forth in Section 7.3 of the Credit Agreement, Agent and Lenders agree to waive (i) their rights to enforce any remedies for this Event of Default, solely as they relate to this particular Event of Default; and (ii) the requirement under this Agreement that there exist no Default or Event of Default (but solely as such Default or Event of Default relates to noncompliance with Section 7.3) in order for Lenders to be obligated to make any advances under the Term Construction Loan, which waivers shall terminate upon the Sale Closing Date. Borrowers acknowledge that these waivers are waivers of Agent's and Lenders' rights to exercise their remedies and a waiver of Lenders' option not to disburse advances under the Term Construction Loan and not a waiver of any other term or condition of this Agreement, including without limitation, any requirements for disbursement of the Revolving Credit Loans."

     12   LEGAL OPINION.  Borrowers covenant and agree to deliver to Agent within four (4) Business Days of the First Amendment Closing Date (as hereinafter defined) a written legal opinion, addressed to Agent and Lenders and dated as of the First Amendment Closing Date, from legal counsel for Holdings, which shall be in a form acceptable to Agent.

     13   CONDITIONS PRECEDENT TO CLOSING OF FIRST AMENDMENT.  On or prior to the closing of the First Amendment (hereinafter the "FIRST AMENDMENT CLOSING DATE"), each of the following conditions precedent shall have been satisfied:

          (a) PROOF OF AUTHORITY. Agent and Lenders shall have received from Borrowers copies, certified by a duly authorized officer to be true and complete on and as of the

First Amendment Closing Date, of records of all action taken by Borrowers to authorize the execution and delivery of this First Amendment and all other certificates, documents and instruments to which each of them is or is to become a party as contemplated or required by this First Amendment, and performances by each of them of all of their respective obligations under each of such documents.

          (b) CERTIFICATION OF ORGANIZATIONAL DOCUMENTS. Agent shall have received a certificate from the Secretary or Assistant Secretary of each Borrower certifying (i) that there have been no amendments, revisions or supplements to its respective organizational documents previously delivered to Agent and that the same are in full force and effect; (ii) that each Borrower is in good standing with its respective state of organization and all other states in which it is qualified to do business; and (iii) the incumbency certificate previously delivered to Agent is in full force and effect.

          (c) TERM CONSTRUCTION LOAN NOTES. Borrowers shall have executed and delivered the Term Construction Loan Notes substantially in the form of Exhibit H-1 attached hereto in favor of each Lender in the amounts of the respective Lender's Participation Percentage of the Term Construction Loan.

          (d) DOCUMENTS. Each of the documents to be executed and delivered at the closing and all other certificates, documents and instruments to be executed in connection herewith shall have been duly and properly authorized, executed and delivered by Borrowers and shall be in full force and effect on and as of the First Amendment Closing Date.

          (e) LEGALITY OF TRANSACTIONS. No change in applicable law shall have occurred as a consequence of which it shall have become and continue to be unlawful (i) for Agent or any Lender to perform any of its respective agreements or obligations under any of the Loan Documents, or (ii) for any Borrower to perform any of its respective agreements or obligations under any of the Loan Documents.

          (f) PAYMENT OF CLOSING FEE. Borrowers shall have paid to Lenders the closing fee for the Term Construction Loan separately agreed to by Agent and Borrowers.

          (g) CHANGES; NONE ADVERSE. Since the Closing Date, no changes shall have occurred in the financial condition, business or operations of Borrowers which, individually or in the aggregate, are materially adverse to such Borrowers.

          (h) CONSUMMATION OF ACQUISITION AGREEMENT. The San Diego Property Acquisition Agreement shall have been completed and closed simultaneously with the First Amendment Closing Date upon terms and conditions satisfactory to the Agent and Lenders and in full and complete accordance with all applicable laws.

          (i) REAL ESTATE. The following documents shall be executed (and, where appropriate, acknowledged) by Persons satisfactory to the Agent:

               (i) the San Diego Mortgage duly executed and delivered by Holdings (and, where appropriate, by the trustee thereunder) in recordable form (in such number of copies as the Agent shall have requested), together with such Uniform Commercial Code financing statements as may be needed in order to perfect the security interests granted by the San Diego Mortgage in any fixtures and other property therein described which may be subject to the Uniform Commercial Code, in each case appropriately completed and duly executed and in proper form for filing in all offices in which required;
               (ii) an Environmental Indemnity Agreement with respect to the San Diego Property duly executed and delivered by Borrowers;

               (iii) with respect to the Premises covered by the San Diego Mortgage, an ALTA Loan Policy Form B-1970 (or such other form that may be acceptable to Agent) issued by the Title Insurance Company, insuring the validity and priority of the Liens created under the San Diego Mortgage for and in amounts satisfactory to Agent, with all standard and general exceptions deleted and endorsed over so as to afford full "extended form coverage" subject only to the Permitted Liens and such other exceptions as are satisfactory to Agent and including a "Pending Disbursement Clause" and such endorsements as Agent may require, including without limitation a "Comprehensive Endorsement" and a "First Loss Endorsement".

               (iv) with respect to the Premises covered by the San Diego Mortgage, a survey prepared by a registered land surveyor or engineer, duly licensed in the State of California certified to the Title Insurance Company and in such form as to cause the Title Insurance Company to delete the standard printed survey exception from the title insurance policy and to enable the Title Insurance Company to issue its policy free from any exceptions or objections whatsoever relating to survey matters.

               In addition, Borrowers shall have (A) delivered to Agent copies of all environmental reports and studies made or conducted on the San Diego Property including, without limitation, a Phase I Site Assessment, each of which shall be acceptable to Agent, and (B) paid to the Title Insurance Company all expenses and premiums of the Title Insurance Company in connection with the issuance of such policy and endorsements. In addition, Borrowers shall have paid to the Title Insurance Company or the Agent an amount equal to all mortgage and mortgage recording taxes, intangibles taxes, stamp taxes and other taxes payable in connection with the execution and delivery of the San Diego Mortgage, and the obligations secured thereby and the recording of the San Diego Mortgage in the appropriate land offices.

          (j) FLOOD CERTIFICATION. Borrowers shall deliver to Agent a Standard Flood Hazard Determination Form certifying that the San Diego Property is not located in a flood plain zone.

          (k) INSURANCE CERTIFICATES. Agent shall have received insurance certificates naming Agent as mortgagee, loss payee and additional insured, as its interests may appear, as required by Section 6.2(b)(iii) of the Credit Agreement and Sections 2.4 and 2.5 of the Mortgage.

          (l) EMPLOYMENT RESTRICTION WAIVER. Agent shall have received evidence satisfactory to it, in its sole discretion, that the Employment Restriction (as defined in the San Diego Property Acquisition Agreement) imposed by the County of San Diego has been terminated, amended or waived in a manner and to the extent required in the San Diego Property Acquisition Agreement.

          (m) ASSIGNMENT OF CONTRACT. Agent shall have received the Assignment of Contract duly executed by Holdings.

          (n) APPRAISAL. Agent shall have received an appraisal that is satisfactory to Agent, of the San Diego Property.

     14   AMENDED SCHEDULE 1.  Schedule 1 to the Credit Agreement is hereby amended in its entirety and replaced with the Schedule 1 attached hereto.

     15   MISCELLANEOUS.

          (a) Borrowers shall reimburse Agent for all fees and disbursements of legal counsel to Agent which shall have been incurred by Agent in connection with the preparation, negotiation, review, execution and delivery of this First Amendment and the handling of any other matters incidental hereto.

          (b) All of the terms, conditions and provisions of the Credit Agreement not herein modified shall remain in full force and effect. In the event a term, condition or provision of the Credit Agreement conflicts with a term, condition or provision of this First Amendment, the latter shall govern.

          (c) This First Amendment shall be governed by and shall be construed and interpreted in accordance with the laws of the State of Ohio.

          (d) This First Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, successors and assigns.

          (e) This First Amendment may be executed in several counterparts, each of which shall constitute an original, but all which together shall constitute one and the same agreement.

     IN WITNESS WHEREOF, this First Amendment has been duly executed and delivered by or on behalf of each of the parties as of the day and in the year first above written.

SIGNED IN THE PRESENCE OF:             BORROWERS:

                                       ECO SOIL SYSTEMS, INC.

/S/ BRETT P. ROSENBLATT                By:  /S/ L. JEAN DUNN, JR.
----------------------------                ----------------------------------
Brett P. Rosenblatt                    Name:  L. Jean Dunn, Jr.
                                       Title:  Chief Financial Officer and Secretary


                                       ASPEN CONSULTING COMPANIES, INC.

/S/ BRETT P. ROSENBLATT                By:  /S/ L. JEAN DUNN, JR.
----------------------------                ----------------------------------
Brett P. Rosenblatt                    Name:  L. Jean Dunn, Jr.
                                       Title:  Secretary


                                       TURF SPECIALTY, INC.

/S/ BRETT P. ROSENBLATT                By:  /S/ L. JEAN DUNN, JR.
----------------------------                ----------------------------------
Brett P. Rosenblatt                    Name:  L. Jean Dunn, Jr.
                                       Title:  Secretary


                                       TURF ACQUISITION SUB., INC.

/S/ BRETT P. ROSENBLATT                By:  /S/ L. JEAN DUNN, JR.
----------------------------                ----------------------------------
Brett P. Rosenblatt                    Name:  L. Jean Dunn, Jr.
                                       Title:  Secretary


                                       ECO TURF PRODUCTS, INC.

/S/ BRETT P. ROSENBLATT                By:  /S/ L. JEAN DUNN, JR.
----------------------------                ----------------------------------
Brett P. Rosenblatt                    Name:  L. Jean Dunn, Jr.
                                       Title:  Secretary



                                       AGRICULTURAL SUPPLY, INC. (f.k.a.
                                       AGRICULTURAL ACQUISITION SUB., INC.)

/S/ BRETT P. ROSENBLATT                By:  /S/ L. JEAN DUNN, JR.
----------------------------                ----------------------------------
Brett P. Rosenblatt                    Name:  L. Jean Dunn, Jr.
                                       Title:  Secretary


                                       MITIGATION SERVICES, INC.

/S/ BRETT P. ROSENBLATT                By:  /S/ L. JEAN DUNN, JR.
----------------------------                ----------------------------------
Brett P. Rosenblatt                    Name:  L. Jean Dunn, Jr.
                                       Title:  Secretary


                                       BENHAM CHEMICAL CORPORATION

/S/ BRETT P. ROSENBLATT                By:  /S/ L. JEAN DUNN, JR.
----------------------------                ----------------------------------
Brett P. Rosenblatt                    Name:  L. Jean Dunn, Jr.
     Title:  Secretary


                                       YUMA ACQUISITION SUB., INC.

/S/ BRETT P. ROSENBLATT                By:  /S/ L. JEAN DUNN, JR.
----------------------------                ----------------------------------
Brett P. Rosenblatt                    Name:  L. Jean Dunn, Jr.
                                       Title:  Secretary


                                       LENDERS:

                                       THE PROVIDENT BANK

/S/ SHEILA B. ZEUNI                    By:  /S/ K. RODGER DAVIS
----------------------------                ----------------------------------
/S/ VIVIAN M. RABY                     Name:  K. Rodger Davis
----------------------------           Title:  SVP


                                       AGENT:

                                       THE PROVIDENT BANK, as Agent

/S/ SHEILA B. ZEUNI                    By:  /S/ K. RODGER DAVIS
----------------------------                ----------------------------------
/S/ VIVIAN M. RABY                     Name:  K. Rodger Davis
----------------------------           Title:  SVP